Exhibit 24

Power of Attorney

I hereby appoint Adam G. Ciongoli and Kathleen M. Gibson, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

•	Sign the registration statement on Form S-8 for the Campbell Soup Company 2015 Long-Term Incentive Plan and any and all amendments to that registration statement;

•	File the registration statement mentioned above on Form S-8 and any amendments and supplements thereto, with all exhibits and other related documents, with the Securities and Exchange Commission;

•	Perform the acts that need to be done concerning these filings; and

•	Name others to take their place.
I am responsible for everything my attorneys-in-fact do when acting lawfully in the scope of this Power of Attorney.

Signatures	Dated as of November 19, 2015

/s/ Bennett Dorrance	/s/ Charles R. Perrin
Bennett Dorrance	Charles R. Perrin

/s/ Randall W. Larrimore	/s/ A. Barry Rand
Randall W. Larrimore	A. Barry Rand

/s/ Marc B. Lautenbach	/s/ Nick Shreiber
Marc B. Lautenbach	Nick Shreiber

/s/ Mary Alice D. Malone	/s/ Tracey T. Travis
Mary Alice D. Malone	Tracey T. Travis

/s/ Sara Mathew	/s/ Archbold D. van Beuren
Sara Mathew	Archbold D. van Beuren

/s/ Denise M. Morrison	/s/ Les C. Vinney
Denise M. Morrison	Les C. Vinney